Exhibit 23.2

A PARTNERSHIP OF INCORPORATED PROFESSIONALS                       AMISANO HANSON
                                                           CHARTERED ACCOUNTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form SB-2 of Wired Associates Solutions Inc. (the "Company"), of our report of December 5, 2006 on the financial statements as of October 31, 2006, 2005 and 2004 and for the years then ended and the period from February 14, 2003 (Date of Inception) to October 31, 2006. We also consent to the reference to our firm under the heading "Experts" in the Form SB-2. Our report dated December 5, 2006 contains additional comments that state that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ AMISANO HANSON
-----------------------------
AMISANO HANSON
Chartered Accountants

Vancouver, BC, Canada
April 20, 2007



750 West Pender Street, Suite 604                      Telephone: 604-689-0188
Vancouver Canada                                       Facsimile: 604-689-9773
V6C 2T7                                                E-MAIL: amishan@telus.net